Exhibit 99.2

Voya Financial

Quarterly Investor Supplement

December 31, 2020

This report should be read in conjunction with Voya Financial, Inc.'s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2020. Voya Financial's Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities and Exchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited.

Corporate Offices:	Media Contact:	Investor Contact:

Voya Financial	Christopher Breslin	Michael Katz
230 Park Avenue	212-309-8941	212-309-8999
New York, New York 10169	Christopher.Breslin@voya.com	IR@voya.com

NYSE Ticker:		Web Site:
VOYA		investors.voya.com

Voya Financial	Page 3 of 44

Explanatory Note on Non-GAAP Financial Information
On January 4, 2021, we completed the sale of our Individual Life and other closed block non-retirement annuities businesses (the "Individual Life Transaction"). The assets and liabilities of the businesses sold have been classified as held for sale and the results of operations have been classified as discontinued operations for all periods presented in this Quarterly Investor Supplement. For the quarter ended December 31, 2020, Income (loss) from discontinued operations, net of tax included $2 million estimated loss on sale, net of tax. As of December 31, 2020, the total estimated loss on sale, net of tax was $1.4 billion, which represents the excess of the estimated carrying value of the businesses held for sale over the estimated purchase price less cost to sell. Revenues and net results of the business that will be divested via reinsurance at closing of the Individual Life Transaction (including insignificant number of Individual Life, Annuities and Closed Block Variable Annuities ("CBVA") policies that were not part of the Individual Life and 2018 Transactions) are reported in businesses exited or to be exited through reinsurance or divestment and are excluded from adjusted operating earnings. All prior periods have been revised to reflect these changes. Refer to Business Held for Sale and Discontinued Operations in Part II, Item 8. of our Annual Report on Form 10-K for further detail on discontinued operations.

On February 8, 2021, we announced that we entered into a definitive agreement to sell the independent financial planning channel of Voya Financial Advisors ("VFA"). The periods presented in this Quarterly Investor Supplement do not reflect any impacts related to this agreement.

We have made immaterial revisions to our previously reported financial results for the year ended December 31, 2019 to reflect certain accounting adjustments identified in connection with the closing of the Individual Life transaction. We have also made immaterial revisions to our previously reported financial results for the nine months ended September 30, 2020, and to our 2018 financial results as reported in connection with our fourth quarter and full-year 2019 results. These revisions are reflected in our investor supplement for the period ended December 31, 2020 as furnished with our current report on Form 8-K filed on February 9, 2021 and will be included in our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed on or before March 1, 2021.

Adjusted Operating Earnings Before Income Taxes
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.
Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
▪Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;
•Net guaranteed benefit hedging gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, Annuities and CBVA policies that were not part of the Individual Life and 2018 Transactions). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that is available to common shareholders;
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;

Voya Financial	Page 4 of 44

Explanatory Note on Non-GAAP Financial Information
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and losses from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, Annuities and CBVA policies that were not part of the Individual Life and 2018 Transactions) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.
The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, refer to the "Reconciliations" section in this document.
Stranded Costs
As a result of the 2018 Transaction and the Individual Life Transaction, the historical revenues and certain expenses of the sold businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that will be divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and closed block non retirement annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we would cease to incur such expenses upon the close of the 2018 Transaction and the Individual Life Transaction. Certain other direct costs of these businesses, including those which relate to activities for which we have or will provide transitional services and for which we have or will be reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe they are representative of the future run-rate of revenues and expenses of our continuing operations. The Stranded Costs related to the 2018 Transaction were removed in the fourth quarter of 2019 and we plan to address the Stranded Costs related to the Individual Life Transaction through a cost reduction strategy.
Normalized Adjusted Operating Earnings
Normalized adjusted operating earnings excludes from Adjusted operating earnings before income taxes the following items:
•DAC/VOBA and other intangibles unlocking, including amortization of net cost of reinsurance and reserve adjustments;
•The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis;
•For periods ended on or prior to June 30, 2018, Investment Management adjusted operating earnings related to our fixed and variable annuities businesses, which we sold in a transaction that closed on June 1, 2018; and
•For periods ended on or prior to the closing of the Individual Life Transaction, stranded costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment; for periods after the closing of the Individual Life Transaction any remaining stranded costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.
Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability.
Adjusted Operating Earnings per Common Share (Diluted) and Normalized Adjusted Operating Earnings per Common Share (Diluted)
In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) and Normalized adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the "Reconciliation of Normalized Adjusted Operating Earning and Earnings Per Common Share" page of this document.
Shareholders' Equity/Book Value per Common Share, Excluding AOCI
In addition to book value per common share including Accumulated other comprehensive income (AOCI), we also report book value per common share excluding AOCI and shareholders' equity excluding AOCI and preferred stock. Included in AOCI are investment portfolio unrealized gains or losses. In the ordinary course of business we do not plan to sell most investments for the sole purpose of realizing gains or losses, and book value per common share excluding AOCI and common shareholders' equity excluding AOCI provide a measure consistent with that view. This quarter, we are introducing a new Adjusted debt to capital ratio which eliminates equity credit for hybrids and preferred equity, and includes AOCI and non-controlling interest. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the Reconciliation of Book Value Per Common Share, Excluding AOCI" page of this document.

Voya Financial	Page 5 of 44

Explanatory Note on Non-GAAP Financial Information
Adjusted Return on Capital
We report Adjusted return on capital ("ROC") because we believe this measure is a useful indicator of how effectively we use capital resources allocated to our segments apart from Corporate and closed block activities, which include our Retirement, Investment Management and Employee Benefits segments. Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders' equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences. Statutory surplus in excess of target statutory capital and certain Corporate assets and liabilities, such as certain deferred tax assets and liabilities for unfunded pension plans, are allocated to Corporate.
Adjusted Operating Effective Tax Rate and Normalized Adjusted Operating Effective Tax Rate
Beginning in 2018, the normalized adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate beginning in 2018.
Adjusted Operating Revenues
Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment's Adjusted operating revenues are calculated by adjusting Total revenues for the following items:
•Net realized investment gains (losses) and related charges and adjustments, which are significantly influenced by economic and market conditions, including interest rates and credit spreads and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest. These are net of related amortization of unearned revenue;
•Gain (loss) on change in fair value of derivatives related to guaranteed benefits, which is significantly influenced by economic and market conditions and not indicative of normal operations, includes changes in the fair value of derivatives related to guaranteed benefits, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating revenues, including the impacts related to changes in nonperformance spread;
•Revenues related to businesses exited or to be exited through reinsurance or divestment, which includes revenues associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, Annuities and CBVA policies that were not part of the Individual Life and 2018 Transactions). Excluding this activity better reveals trends in our core business and more closely aligns Adjusted operating revenues with how we manage our segments;
•Revenues attributable to noncontrolling interest, which represents the interests of shareholders, other than those of Voya Financial, Inc., in consolidated entities. Revenues attributable to noncontrolling interest represents such shareholders' interests in the revenues of those entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; and
•Other adjustments to total revenues primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in Adjusted operating revenues.
The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the "Reconciliations" section in this document.
Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe this supplemental information is useful in order to gain a better understanding of our Adjusted operating earnings before income taxes for the following reasons: (1) we analyze our business using this information and (2) this presentation can be helpful for investors to understand the main drivers of Adjusted operating earnings (loss) before income taxes. The sources of earnings are defined as such:
•Investment spread and other investment income consists of net investment income and net realized investment gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves.
•Fee based margin consists primarily of fees earned on assets under management ("AUM"), assets under administration and advisement ("AUA"), and transaction based recordkeeping fees.
•Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, surrender results, and contractual charges for annuity contracts.
•Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses and fees on letters of credit.
•Net commissions are commissions paid that are not deferred and thus recorded directly to expense.
•For a detail explanation of DAC/VOBA and other intangibles amortization/unlocking see “Unlocking of DAC/VOBA and other Contract Owner/Policyholder Intangibles” in our SEC filings.
Other Information
Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

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Key Metrics

	Three Months Ended or As of									Year-to-Date or As of
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020		6/30/2020		3/31/2020		12/31/2019		12/31/2020	12/31/2019
Net income (loss) available to Voya Financial, Inc.'s common shareholders	341	(333)		(66)	R	(100)	R	(799)	R	(158)	(391)	R
Per common share (basic)	2.70	(2.64)		(0.52)	R	(0.76)	R	(5.94)	R	(1.24)	(2.77)	R
Per common share (diluted)	2.57	(2.64)		(0.51)	R	(0.73)	R	(5.62)	R	(1.20)	(2.66)	R
Adjusted operating earnings: (1)
Before income taxes	304	40		17		134		178		495	591
After income taxes	251	39		20		115		153		425	514
Effective tax rate	17.3%	0.9%		-17.6%		14.3%		14.2%		14.0%	13.0%
Per common share (Adjusted diluted)	1.90	0.30		0.15		0.83		1.07		3.22	3.50
Normalized adjusted operating earnings: (1)
Before income taxes	227	185		169		180		199		760	724
After income taxes	190	154		140		151		170		635	619
Effective tax rate	16.1%	16.7%		17.2%		16.0%		14.9%		16.5%	14.5%
Per common share (Adjusted diluted)	1.44	1.19		1.09		1.10		1.19		4.81	4.22
Shareholder's equity:
Total Voya Financial, Inc. Common Shareholders' Equity	9,633	8,979	R	8,870	R	6,744	R	8,727	R	9,633	8,727	R
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI (1)	4,684	4,496	R	4,831	R	4,903	R	5,396	R	4,684	5,396	R
Deferred Tax Asset ("DTA") (2)	1,624	1,674	R	1,751	R	1,918	R	1,807	R	1,624	1,807	R
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI & DTA (2)	3,060	2,822	R	3,080	R	2,985	R	3,589	R	3,060	3,589	R
Book value per common share (including AOCI)	77.56	71.15	R	70.34	R	53.52	R	65.96	R	77.56	65.96	R
Book value per common share (excluding AOCI) (1)	37.71	35.63	R	38.31	R	38.91	R	40.79	R	37.71	40.79	R
Debt to Capital:
Debt to Capital	22.9%	24.1%	R	24.3%	R	29.3%	R	24.6%	R	22.9%	24.6%	R
Adjusted Debt to Capital (1)(3)	27.9%	29.5%	R	30.5%	R	35.6%	R	30.6%	R	27.9%	30.6%	R
Shares:
Weighted-average common shares outstanding
Basic	126	126		126		131		135		127	141
Dilutive effect of warrants	3	1		—		3		4		2	2
Other dilutive effects (4)	3	2		2		4		4		3	4
Diluted (5)	132	126		128		137		142		132	147
Adjusted Diluted (1)	132	129		128		137		142		132	147
Ending shares outstanding	124	126		126		126		132		124	132
Returned to Common Shareholders:
Repurchase of common shares, excluding commissions	120	—		—		406		160		526	1,096
Dividends to common shareholders	18	19		19		20		21		76	44
Total cash returned to common shareholders	138	19		19		426		181		602	1,140

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(2) DTA primarily related to Federal Net Operating Loss Carry Forwards (“Federal NOLs”), net of $180 million tax valuation allowance for the periods beginning with quarter ended December 31, 2020 and $185 million for the periods presented prior to the quarter ended December 31, 2020. Periods beginning with quarter ended December 31, 2019 have been adjusted for the expected utilization of Federal NOLs related to the Individual Life Transaction.

(3) This quarter, we are introducing a new financial leverage ratio that more closely aligns with the assessments of ratings agencies. The new leverage ratio eliminates equity credit for hybrids and preferred equity and now includes AOCI and non-controlling interest, refer to page 15 of this document for additional details.

(4) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(5) This is a GAAP financial measure. For the three months ended September 30, 2020, weighted average shares used for calculating basic and diluted earnings per share (EPS) were the same, as the inclusion of the warrants, RSU awards, PSU awards, and stock options would be antidilutive to the EPS calculation due to the net loss from continuing operations available to common shareholders.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

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Normalized Adjusted Operating Earnings by Segment

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Normalized adjusted operating earnings
Retirement	164	152	120	133	151	569	586
Investment Management	78	36	46	42	61	203	186
Employee Benefits	43	51	46	60	53	200	196
Corporate	(59)	(54)	(43)	(55)	(65)	(211)	(244)
Before income taxes	227	185	169	180	199	760	724
After income taxes	190	154	140	151	170	635	619
Effective tax rate	16.1%	16.7%	17.2%	16.0%	14.9%	16.5%	14.5%
Per common share (Adjusted diluted)	1.44	1.19	1.09	1.10	1.19	4.81	4.22
Prepayment fees and alternative investment income above (below) long-term expectations (1)
Retirement	64	45	(92)	7	21	24	32
Investment Management	12	11	(27)	(2)	(2)	(6)	(7)
Employee Benefits	7	6	(10)	1	2	4	3
Before income taxes	83	61	(129)	6	21	22	28
After income taxes	66	48	(102)	5	17	17	22
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.49	0.37	(0.79)	0.04	0.12	0.13	0.15
DAC/VOBA and other intangibles unlocking
Retirement	30	(172)	9	(16)	(10)	(149)	(30)
Before income taxes	30	(172)	9	(16)	(10)	(149)	(30)
After income taxes	24	(136)	7	(13)	(8)	(118)	(24)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.18	(1.05)	0.05	(0.09)	(0.06)	(0.89)	(0.16)
Individual Life transaction stranded costs(2)
Before income taxes	(35)	(34)	(32)	(36)	(33)	(138)	(132)
After income taxes	(28)	(27)	(25)	(28)	(26)	(109)	(104)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	(0.21)	(0.21)	(0.20)	(0.21)	(0.18)	(0.82)	(0.71)
Adjusted operating earnings
Retirement	258	25	37	124	162	443	588
Investment Management	90	47	20	40	59	197	180
Employee Benefits	50	56	36	61	55	204	199
Corporate	(94)	(88)	(75)	(91)	(98)	(349)	(376)
Before income taxes	304	40	17	134	178	495	591
After income taxes	251	39	20	115	153	425	514
Effective tax rate	17.3%	0.9%	-17.6%	14.3%	14.2%	14.0%	13.0%
Per common share (Adjusted diluted)	1.90	0.30	0.15	0.83	1.07	3.22	3.50

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.
(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

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Normalized Effective Tax Rate

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Normalized adjusted operating earnings
Before income taxes	227	185	169	180	199	760	724
Income taxes
Federal income taxes at 21% corporate rate	48	39	35	38	42	160	152
Tax adjustments (1)	(11)	(8)	(6)	(9)	(12)	(35)	(47)
Total taxes	36	31	29	29	30	125	105
Effective tax rate (2)	16.1%	16.7%	17.2%	16.0%	14.9%	16.5%	14.5%

Prepayment fees and alternative investment income above (below) long-term expectations (3)
Before income taxes	83	61	(129)	6	21	22	28
Income taxes
Federal income taxes at 21% corporate rate	17	13	(27)	1	4	5	6
Total taxes	17	13	(27)	1	4	5	6
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

DAC/VOBA and other intangibles unlocking
Before income taxes	30	(172)	9	(16)	(10)	(149)	(30)
Income taxes
Federal income taxes at 21% corporate rate	6	(36)	2	(3)	(2)	(31)	(6)
Total taxes	6	(36)	2	(3)	(2)	(31)	(6)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Individual Life transaction stranded costs (4)
Before income taxes	(35)	(34)	(32)	(36)	(33)	(138)	(132)
Income taxes
Federal income taxes at 21% corporate rate	(7)	(7)	(7)	(8)	(7)	(29)	(28)
Total taxes	(7)	(7)	(7)	(8)	(7)	(29)	(28)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Adjusted operating earnings
Before income taxes	304	40	17	134	178	495	591
Income taxes
Federal income taxes at 21% corporate rate	64	8	4	28	37	104	124
Tax adjustments (1)	(11)	(8)	(6)	(9)	(12)	(35)	(47)
Total taxes	53	—	(3)	19	25	69	77
Effective tax rate (2)	17.3%	0.9%	-17.6%	14.3%	14.2%	14.0%	13.0%

(1) Includes tax adjustments for the dividends received deduction (DRD) related to certain qualified dividends that are not subject to federal income taxes and tax credits, less certain expense items that are not deductible for federal income taxes such as preferred stock dividends, certain compensation expenses, etc.

(2) Effective tax rate calculations are based on un-rounded numbers.
(3) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.
(4) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 9 of 44

Consolidated Statements of Operations

	Three Months Ended							Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020		3/31/2020	12/31/2019		12/31/2020	12/31/2019

Revenues
Net investment income	825	800	586		698	735		2,909	2,792
Fee income	550	507	464	R	505	510		2,026	1,969
Premiums	597	604	607		608	556		2,416	2,273
Net realized capital gains (losses)	(61)	(70)	(1)		(233)	(159)		(365)	(164)
Other revenues	146	90	81		92	140		409	457	R
Income (loss) related to consolidated investment entities	167	140	(68)		15	28		254	143
Total revenues	2,224	2,071	1,669	R	1,685	1,810		7,649	7,470

Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(923)	(1,299)	(997)		(882)	(863)	R	(4,101)	(3,744)	R
Operating expenses	(741)	(630)	(643)		(640)	(767)		(2,654)	(2,743)	R
Net amortization of DAC/VOBA	(16)	(241)	(19)		(76)	(49)	R	(352)	(182)	R
Interest expense	(39)	(40)	(40)		(40)	(41)		(159)	(176)
Operating expenses related to consolidated investment entities	(10)	(6)	(12)		(3)	(11)		(31)	(46)
Total benefits and expenses	(1,729)	(2,216)	(1,711)		(1,641)	(1,731)	R	(7,297)	(6,891)	R
Income (loss) from continuing operations before income taxes	495	(145)	(42)	R	44	79	R	352	579	R
Less:
Net investment gains (losses) and related charges and adjustments	(41)	29	42		(8)	(47)		22	25
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	58	16	38		(89)	8		22	(14)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	46	(342)	(55)		9	18		(342)	98
Income (loss) attributable to noncontrolling interests	124	106	(79)		6	6		157	50
Income (loss) on early extinguishment of debt	—	—	—		—	—		—	(12)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	2	—	—		—	(63)		2	3
Dividend payments made to preferred shareholders	4	14	4		14	4		36	28
Other adjustments	(2)	(8)	(9)	R	(22)	(26)	R	(41)	(189)	R
Adjusted operating earnings before income taxes (1)	304	40	17		134	178		495	591

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 10 of 44

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Consolidated Adjusted Operating Earnings Before Income Taxes
Adjusted operating revenues
Net investment income and net realized gains (losses)	549	523	336	479	498	1,887	1,931
Fee income	418	391	361	388	396	1,558	1,527
Premiums	492	494	506	502	459	1,994	1,864
Other revenue	80	26	22	28	68	156	188
Adjusted operating revenues (1)	1,539	1,434	1,225	1,397	1,421	5,595	5,510

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(615)	(623)	(629)	(607)	(591)	(2,474)	(2,394)
Operating expenses	(568)	(519)	(515)	(558)	(564)	(2,160)	(2,171)
Net amortization of DAC/VOBA	(4)	(196)	(16)	(41)	(40)	(257)	(148)
Interest expense (2)	(48)	(57)	(48)	(57)	(48)	(210)	(206)
Adjusted operating benefits and expenses	(1,234)	(1,395)	(1,208)	(1,263)	(1,243)	(5,100)	(4,919)
Adjusted operating earnings before income taxes (1)	304	40	17	134	178	495	591

Adjusted Operating Revenues and Adjusted Operating Earnings by Segment
Adjusted operating revenues
Retirement	763	718	559	677	701	2,717	2,712
Investment Management	235	173	129	166	197	702	675
Employee Benefits	540	541	530	543	500	2,155	2,026
Corporate	1	2	7	11	23	21	97
Adjusted operating revenues (1)	1,539	1,434	1,225	1,397	1,421	5,595	5,510

Adjusted operating earnings
Retirement	258	25	37	124	162	443	588
Investment Management	90	47	20	40	59	197	180
Employee Benefits	50	56	36	61	55	204	199
Corporate	(94)	(88)	(75)	(91)	(98)	(349)	(376)
Adjusted operating earnings before income taxes (1)	304	40	17	134	178	495	591

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 11 of 44

Adjusted Operating Earnings by Segment

	Three Months Ended December 31, 2020
(in millions USD)	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	496	18	34	—	549
Fee income	242	160	15	—	418
Premiums	—	—	492	—	492
Other revenue	24	57	(2)	1	80
Adjusted operating revenues (1)	763	235	540	1	1,539

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(237)	—	(376)	(2)	(615)
Operating expenses	(269)	(145)	(109)	(45)	(568)
Net amortization of DAC/VOBA	1	—	(4)	—	(4)
Interest expense (2)	—	—	—	(48)	(48)
Adjusted operating benefits and expenses	(505)	(145)	(490)	(95)	(1,234)
Adjusted operating earnings before income taxes (1)	258	90	50	(94)	304

	Three Months Ended December 31, 2019
	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	449	3	30	16	498
Fee income	224	156	16	—	396
Premiums	1	—	457	1	459
Other revenue	27	38	(3)	6	68
Adjusted operating revenues (1)	701	197	500	23	1,421

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(239)	—	(340)	(12)	(591)
Operating expenses	(263)	(138)	(102)	(61)	(564)
Net amortization of DAC/VOBA	(37)	—	(3)	—	(40)
Interest expense (2)	—	—	—	(48)	(48)
Adjusted operating benefits and expenses	(539)	(138)	(445)	(121)	(1,243)
Adjusted operating earnings before income taxes (1)	162	59	55	(98)	178

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 12 of 44

Adjusted Operating Earnings by Segment

	Twelve Months Ended December 31, 2020
(in millions USD)	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	1,742	15	114	16	1,887
Fee income	877	619	61	—	1,558
Premiums	8	—	1,986	—	1,994
Other revenue	89	69	(7)	5	156
Adjusted operating revenues (1)	2,717	702	2,155	21	5,595

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(961)	—	(1,495)	(18)	(2,474)
Operating expenses	(1,075)	(506)	(436)	(142)	(2,160)
Net amortization of DAC/VOBA	(237)	—	(19)	—	(257)
Interest expense (2)	—	—	—	(210)	(210)
Adjusted operating benefits and expenses	(2,274)	(506)	(1,951)	(369)	(5,100)
Adjusted operating earnings before income taxes (1)	443	197	204	(349)	495

	Twelve Months Ended December 31, 2019
	Retirement	Investment Management	Employee Benefits	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	1,750	13	114	54	1,931
Fee income	852	611	64	—	1,527
Premiums	5	—	1,856	3	1,864
Other revenue	105	51	(8)	40	188
Adjusted operating revenues (1)	2,712	675	2,026	97	5,510

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(946)	—	(1,406)	(42)	(2,394)
Operating expenses	(1,046)	(495)	(405)	(225)	(2,171)
Net amortization of DAC/VOBA	(132)	—	(16)	—	(148)
Interest expense (2)	—	—	—	(206)	(206)
Adjusted operating benefits and expenses	(2,124)	(495)	(1,827)	(473)	(4,919)
Adjusted operating earnings before income taxes (1)	588	180	199	(376)	591

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 13 of 44

Consolidated Balance Sheets

	Balances as of
(in millions USD)	12/31/2020	9/30/2020		6/30/2020		3/31/2020		12/31/2019
Assets
Total investments	56,851	56,081		55,536		52,570		53,687
Cash and cash equivalents	1,502	1,052		1,110		1,033		1,181
Assets held in separate accounts	90,552	82,879		78,521		68,937		81,670
Premium receivable and reinsurance recoverable, net	3,558	3,657		3,767		3,722		3,732
Short term investments under securities loan agreement and accrued investment income	906	1,209		2,166		2,724		1,900
Deferred policy acquisition costs, Value of business acquired	1,575	1,669		1,967		2,603		2,226
Current and deferred income taxes (1)	1,162	1,303	R	1,315	R	1,760	R	1,449	R
Other assets (2)	749	793	R	817	R	1,061	R	873	R
Assets related to consolidated investment entities	2,768	2,613		1,782		2,155		2,226
Assets held for sale	20,689	20,152	R	19,895	R	19,105	R	20,046	R
Total Assets	180,312	171,408	R	166,876	R	155,669	R	168,990	R
Liabilities
Future policy benefits and contract owner account balances	52,625	52,490	R	51,666	R	51,629	R	50,876	R
Liabilities related to separate accounts	90,552	82,879		78,521		68,937		81,670
Payables under securities loan agreements, including collateral held	353	575		1,608		2,065		1,373
Short-term debt	1	1		1		1		1
Long-term debt	3,044	3,043		3,043		3,042		3,042
Other liabilities (3)	2,339	2,237		2,906		2,789		2,243
Liabilities related to consolidated investment entities	1,467	1,372		874		1,040		1,126
Liabilities held for sale	18,618	18,232		18,034		17,972		18,498
Total Liabilities	168,999	160,829	R	156,653	R	147,475	R	158,829	R
Shareholders' Equity
Preferred stock	—	—		—		—		—
Common stock	2	2		2		2		2
Treasury stock	(1,016)	(889)		(887)		(882)		(460)
Additional paid-in capital	11,183	11,213		11,227		11,232		11,184
Retained earnings (deficit)	(4,873)	(5,218)	R	(4,899)	R	(4,837)	R	(4,718)	R
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	5,296	5,108	R	5,443	R	5,515	R	6,008	R
Accumulated other comprehensive income	4,949	4,483		4,039		1,841		3,331
Total Voya Financial, Inc. Shareholders' Equity	10,245	9,591	R	9,482	R	7,356	R	9,339	R
Noncontrolling interest	1,068	988		741		838		822
Total Shareholders' Equity	11,313	10,579	R	10,223	R	8,194	R	10,161	R
Total Liabilities and Shareholders' Equity	180,312	171,408	R	166,876	R	155,669	R	168,990	R

(1) Current and deferred income taxes:
Deferred Tax Asset primarily related to Federal NOL's and AMT	1,804	1,859	R	1,936	R	2,103	R	1,992	R
Tax valuation allowance related to Federal NOL's	(180)	(185)	R	(185)	R	(185)	R	(185)	R
Deferred Tax Asset (Liability) related to Unrealized Capital Gains and Losses	(1,220)	(1,096)		(978)		(394)		(789)
Other Net Deferred Tax Asset (Liability) related to DAC, reserves, and other temporary differences	758	725	R	542	R	236	R	431	R
Total Current and deferred income taxes	1,162	1,303	R	1,315	R	1,760	R	1,449	R
Gross Unrealized Gains (losses) reflected in AOCI	5,810	5,220		4,657		1,875		3,759
21% Tax Effect	(1,220)	(1,096)		(978)		(394)		(789)
(2) Includes Other assets, Sales inducements to contract holders, Goodwill and other intangible assets.
(3) Includes Other liabilities, Derivatives, Pension and other postretirement provisions, Funds held under reinsurance agreements, and Current income taxes (excluding AMT).
R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 14 of 44

DAC/VOBA Segment Trends

	Three Months Ended						Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019		12/31/2020	12/31/2019
Retirement
Balance as of Beginning-of-Period	264	489	1,004	667	619	R	667	1,252	R
Deferrals of commissions and expenses	19	16	17	15	18		67	61	R
Amortization	(20)	(35)	(29)	(23)	(9)	R	(107)	(105)	R
Unlocking	35	(154)	38	(22)	(13)		(103)	26
Change in unrealized capital gains/losses (1)	(91)	(52)	(541)	367	52		(317)	(566)
Balance as of End-of-Period	207	264	489	1,004	667		207	667
Deferred Sales Inducements as of End-of-Period (2)	25	26	27	29	29		25	29
Other (3)
Balance as of Beginning-of-Period	126	125	129	118	113		118	112	R
Deferrals of commissions and expenses	9	11	10	11	11		41	44	R
Amortization	(12)	(7)	(6)	(6)	(3)		(31)	(16)
Unlocking	—	—	—	—	—		—	—
Change in unrealized capital gains/losses (1)	12	(3)	(8)	6	(3)		7	(22)
Balance as of End-of-Period	134	126	125	129	118		134	118
Total
Balance as of Beginning-of-Period	390	614	1,133	785	732	R	785	1,364	R
Deferrals of commissions and expenses	28	27	27	26	29		108	104	R
Amortization	(32)	(42)	(35)	(29)	(12)	R	(138)	(121)	R
Unlocking	35	(154)	38	(22)	(13)		(103)	26
Change in unrealized capital gains/losses (1)	(79)	(55)	(549)	373	49		(310)	(588)
Balance as of End-of-Period, excluding businesses to be exited through reinsurance or divestment	341	390	614	1,133	785		341	785
Balance as of End-of-Period, businesses to be exited through reinsurance or divestment (4)	1,234	1,279	1,353	1,470	1,441		1,234	1,441
Balance as of End-of-Period, including businesses to be exited through reinsurance or divestment	1,575	1,669	1,967	2,603	2,226		1,575	2,226

(1) Includes insignificant amounts related to the adoption of a new accounting standard (CECL) in Q1 '20.
(2) Deferred sales inducements in other segments are insignificant.
(3) Includes Employee Benefits.
(4) Represents amounts related to the Individual Life transaction.
R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 15 of 44

Consolidated Capital Structure

	Balances as of
(in millions USD)	12/31/2020	9/30/2020		6/30/2020		3/31/2020		12/31/2019

Financial Debt
Senior bonds	1,943	1,943		1,943		1,941		1,941
Subordinated bonds	1,098	1,097		1,097		1,098		1,098
Other debt	4	4		4		4		4
Total Financial Debt	3,045	3,044		3,044		3,043		3,043
Other financial obligations (1)	485	519		565		544		551
Total Financial Obligations	3,530	3,563		3,609		3,587		3,594

Equity
Preferred equity (2)	612	612		612		612		612
Common equity (Excluding AOCI)	4,684	4,496	R	4,831	R	4,903	R	5,396	R
Total Equity (Excluding AOCI) (3)	5,296	5,108	R	5,443	R	5,515	R	6,008	R
Accumulated other comprehensive income (AOCI)	4,949	4,483		4,039		1,841		3,331
Total Voya Financial, Inc. Shareholders' Equity	10,245	9,591	R	9,482	R	7,356	R	9,339	R
Noncontrolling interest	1,068	988		741		838		822
Total Shareholders' Equity	11,313	10,579	R	10,223	R	8,194	R	10,161	R

Capital
Capitalization (4)	13,290	12,635	R	12,526	R	10,399	R	12,382	R
Adjusted Capitalization as previously reported (3)(5)	8,341	8,152	R	8,487	R	8,558	R	9,051	R
Adjusted Capitalization (6)	14,843	14,142		13,832		11,781		13,755

Debt to Capital
Debt to Capital (7)	22.9%	24.1%	R	24.3%	R	29.3%	R	24.6%	R
Adjusted Debt to Capital as previously reported (3)(8)	33.2%	34.0%	R	32.6%	R	32.3%	R	30.6%	R
Adjusted Debt to Capital (3)(9)	27.9%	29.5%		30.5%		35.6%		30.6%

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax.
(2) Includes Preferred stock par value and additional paid-in-capital.
(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 35 of this document.

(4) Includes Total Financial Debt and Total Voya Financial Inc. Shareholders' Equity.
(5) Includes Total Financial Debt and Total Equity (Excluding AOCI).
(6) This measure is a Non-GAAP financial measure. Includes Total Financial Obligations and Total Shareholders' Equity.
(7) Total Financial Debt divided by Total Voya Financial Inc. Shareholders' Equity.
(8) Includes 25% equity treatment afforded to subordinated debt, 100% equity treatment afforded to preferred stock and excludes AOCI.
(9) Total Financial Obligations and Preferred equity divided by Adjusted Capitalization.
R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 16 of 44

Consolidated Assets Under Management, Assets Under Administration and Advisement

As of December 31, 2020
(in millions USD)	General Account	Separate Account (3)	Institutional/Mutual Funds	Total AUM - Assets Under Management	AUA - Assets Under Administration & Advisement (4)	Total AUM + AUA

Retirement (1)	34,712	85,688	69,179	189,579	330,679	520,258
Investment Management	58,421	30,359	156,721	245,501	56,179	301,680
Employee Benefits	1,821	16	—	1,837	—	1,837
Eliminations/Other	(36,533)	(23,886)	(11,888)	(72,307)	(51,280)	(123,587)
Total AUM and AUA (2)	58,421	92,177	214,012	364,610	335,578	700,188

(1) Includes wrapped funds as well as unwrapped Voya-managed funds.
(2) Includes AUM balances related to Individual Life, Annuities and Variable Annuities businesses held for sale, for which a substantial portion of the assets will continue to be managed by the Investment Management segment.

(3) Includes separate account balances related to Individual Life, Annuities and Variable Annuities businesses held for sale, which are reported as Assets held for sale on the balance sheet.
(4) AUA includes Assets Under Advisement. Retirement Assets under Administration and Advisement includes Recordkeeping, Stable Value investment-only wrap, Brokerage and Investment Advisory assets. Investment Management Assets under Administration and Advisement includes Mutual Fund, Institutional, Stable Value and General Account assets where only administrative or ancillary services are performed.

Retirement

Voya Financial	Page 18 of 44

Retirement Sources of Normalized Adjusted Operating Earnings and Key Metrics

	Three Months Ended or As of						Year-to-Date or As of
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020		12/31/2019	12/31/2020	12/31/2019
Sources of operating earnings before income taxes:
Gross investment income (normalized)	408	399	398	391		391	1,598	1,578
Investment expenses	(20)	(19)	(19)	(19)		(20)	(77)	(76)
Credited interest	(235)	(233)	(232)	(231)		(234)	(931)	(928)
Net margin	153	147	147	141		137	588	574
Other investment income (normalized) (1)	39	41	44	49		46	173	179
Investment spread and other investment income (normalized)	192	188	191	190	198	183	761	753
Full service fee based revenue	150	140	122	133		140	545	534
Recordkeeping and Other fee based revenue	125	112	99	113		119	449	449
Total fee based margin	275	251	220	246		259	992	983
Net underwriting gain (loss) and other revenue	(5)	(4)	(2)	(3)		(2)	(14)	(2)
Administrative expenses	(210)	(198)	(216)	(228)		(206)	(852)	(827)
Net Commissions	(58)	(57)	(53)	(52)		(55)	(220)	(214)
DAC/VOBA and other intangibles amortization, excluding unlocking	(30)	(29)	(21)	(20)		(28)	(100)	(107)
Normalized adjusted operating earnings before income taxes	164	152	120	133		151	569	586
Prepayment fees and alternative investment income above (below) long-term expectations	64	45	(92)	7		21	24	32
DAC/VOBA and other intangibles unlocking (2)	30	(172)	9	(16)		(10)	(149)	(30)
Adjusted operating earnings before income taxes	258	25	37	124		162	443	588
Adjusted Return on Capital (3)	13.0%	11.8%	10.9%	13.6%		13.2%	13.0%	13.2%
Full Service Revenue (4)
Full Service Investment Spread and other investment income	240	218	97	187		194	742	740
Full Service Fee Based Revenue	150	140	122	133		140	545	534
Total Full Service Revenue	390	358	219	320		334	1,287	1,274

Client Assets
Spread Based	34,712	34,382	33,616	33,828		32,932	34,712	32,932
Fee Based	379,840	346,516	305,107	259,664		307,630	379,840	307,630
Retail Client Assets	62,842	59,739	57,783	52,579		63,108	62,842	63,108
Defined Contribution Investment-only Stable Value	42,864	41,909	40,784	39,806		36,373	42,864	36,373
Total Client Assets	520,258	482,546	437,290	385,877		440,043	520,258	440,043

(1) Includes investment income on assets backing surplus and income from policy loans.
(2) Includes $10 million reserve adjustment related to loss recognition in Q3 2020.
(3) Adjusted Return on Capital calculated using trailing twelve months.
(4) Excludes Net underwriting gain (loss) and other revenue.

Voya Financial	Page 19 of 44

Retirement Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Full service - Corporate markets
Client Assets, beginning of period	77,915	72,658	62,562	73,497	68,892	73,497	58,705
Transfers / Single deposits	1,612	1,605	821	1,179	1,310	5,217	4,828
Recurring deposits	1,721	1,714	1,689	2,059	1,596	7,183	6,738
Total Deposits	3,333	3,319	2,510	3,238	2,906	12,400	11,566
Surrenders, benefits, and product charges	(3,226)	(2,386)	(1,895)	(2,961)	(2,596)	(10,468)	(9,175)
Net Flows	108	933	616	277	310	1,934	2,391
Interest credited and investment performance	8,559	4,324	9,481	(11,212)	4,295	11,152	12,401
Client Assets, end of period - Corporate markets	86,581	77,915	72,658	62,562	73,497	86,581	73,497

Full service - Tax-exempt markets
Client Assets, beginning of period	74,753	68,926	62,504	70,109	66,636	70,109	60,514
Transfers / Single deposits	429	3,059	520	318	552	4,326	2,355
Recurring deposits	955	921	962	1,039	892	3,877	3,606
Total Deposits	1,384	3,980	1,482	1,357	1,444	8,203	5,961
Surrenders, benefits, and product charges	(3,820)	(1,383)	(2,025)	(1,305)	(1,488)	(8,533)	(6,248)
Net Flows	(2,436)	2,597	(543)	52	(43)	(330)	(287)
Interest credited and investment performance	6,514	3,231	6,965	(7,657)	3,231	9,052	9,597
Transfer between markets (5)	—	—	—	—	285	—	285
Client Assets, end of period - Tax-exempt markets	78,831	74,753	68,926	62,504	70,109	78,831	70,109

Full Service - Total
Client Assets, beginning of period	152,668	141,584	125,066	143,606	135,528	143,606	119,219
Transfers / Single deposits	2,041	4,664	1,341	1,497	1,862	9,543	7,183
Recurring deposits	2,676	2,635	2,651	3,098	2,488	11,060	10,344
Total Deposits	4,717	7,299	3,992	4,595	4,350	20,603	17,527
Surrenders, benefits, and product charges	(7,046)	(3,769)	(3,920)	(4,266)	(4,084)	(19,001)	(15,423)
Net Flows	(2,328)	3,530	73	329	267	1,604	2,104
Interest credited and investment performance	15,073	7,555	16,446	(18,869)	7,526	20,204	21,998
Transfer between markets (5)	—	—	—	—	285	—	285
Client Assets, end of period - Full Service Total	165,412	152,668	141,584	125,066	143,606	165,412	143,606

Full Service - Client Assets
Fee-based	132,531	120,121	109,748	93,016	112,477	132,531	112,477
Spread-based	32,881	32,547	31,836	32,050	31,129	32,881	31,129
Client Assets, end of period - Full Service Total	165,412	152,668	141,584	125,066	143,606	165,412	143,606

Voya Financial	Page 20 of 44

Retirement Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Recordkeeping
Client Assets, beginning of period	226,396	195,361	166,649	195,154	173,896	195,154	152,837
Transfers / Single deposits	1,795	22,627	4,998	2,345	24,806	31,765	30,493
Recurring deposits	3,643	3,349	3,631	4,361	3,219	14,984	13,328
Total Deposits	5,439	25,976	8,629	6,706	28,025	46,750	43,821
Surrenders, benefits, and product charges	(7,384)	(5,519)	(4,173)	(5,177)	(15,737)	(22,253)	(29,346)
Net Flows	(1,945)	20,457	4,456	1,529	12,288	24,497	14,475
Interest credited and investment performance	22,858	10,578	24,256	(30,034)	9,255	27,658	28,127
Transfer between markets (5)	—	—	—	—	(285)	—	(285)
Client Assets, end of period - Recordkeeping	247,309	226,396	195,361	166,649	195,154	247,309	195,154

Total Defined Contribution (1)
Client Assets, beginning of period	379,063	336,943	291,713	338,758	309,424	338,758	272,056
Transfers / Single deposits	3,836	27,291	6,340	3,843	26,667	41,310	37,675
Recurring deposits	6,320	5,984	6,282	7,458	5,707	26,044	23,672
Total Deposits	10,156	33,275	12,622	11,301	32,374	67,354	61,347
Surrenders, benefits, and product charges	(14,429)	(9,288)	(8,093)	(9,443)	(19,821)	(41,253)	(44,770)
Net Flows	(4,273)	23,987	4,529	1,858	12,553	26,101	16,577
Interest credited and investment performance	37,931	18,133	40,701	(48,903)	16,781	47,862	50,125
Client Assets, end of period - Total Defined Contribution	412,721	379,063	336,943	291,713	338,758	412,721	338,758

Defined Contribution Investment-only Stable Value (SV) (2)
Assets, beginning of period	41,908	40,784	39,807	36,374	36,343	36,374	34,078
Transfers / Single deposits	1,653	1,008	736	2,719	1,150	6,116	2,721
Recurring deposits	211	205	209	788	168	1,413	605
Total Deposits	1,864	1,213	945	3,507	1,318	7,529	3,326
Surrenders, benefits, and product charges	(1,103)	(639)	(583)	(913)	(1,314)	(3,238)	(3,357)
Net Flows	761	574	362	2,594	4	4,291	(31)
Interest credited and investment performance	195	550	615	839	27	2,199	2,327
Assets, end of period - Defined Contribution Investment-only SV	42,864	41,908	40,784	39,807	36,374	42,864	36,374

Retail Client Assets (3)	62,848	59,745	57,789	52,585	63,108	62,848	63,108

Other Assets (4)	1,825	1,828	1,774	1,771	1,802	1,825	1,802

Total Client Assets	520,258	482,546	437,290	385,877	440,043	520,258	440,043

(1) Total of Full Service and Recordkeeping
(2) Includes Stable Value Investment-only Wrap and Stable Value Separate Accounts.
(3) Includes assets of our Retail Wealth Management business, as well as assets in a proprietary IRA mutual fund product that is distributed by both VFA (affiliated) and non-affiliated advisors.
(4) Includes other guaranteed payout products.
(5) Transfer represents a plan moving from Recordkeeping to Full Service.

Investment Management

Voya Financial	Page 22 of 44

Investment Management Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Sources of operating earnings before income taxes:
Investment capital and other investment income (normalized)	6	5	6	6	6	23	21
Fee based margin	217	157	150	162	193	686	661
Administrative expenses	(145)	(126)	(109)	(126)	(138)	(506)	(495)
Normalized adjusted operating earnings before income taxes	78	36	46	42	61	203	186
Prepayment fees and alternative investment income above (below) long-term expectations	12	11	(27)	(2)	(2)	(6)	(7)
Adjusted operating earnings before income taxes	90	47	20	40	59	197	180

Fee based margin
Investment advisory and administrative revenue	160	154	148	157	156	619	611
Other fee based margin	57	3	2	5	37	67	50
Fee based margin (normalized)	217	157	150	162	193	686	661

Voya Financial	Page 23 of 44

Investment Management Analysis of AUM and AUA

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Client Assets:
External Clients
Institutional	111,964	110,019	105,573	93,662	94,424	111,964	94,424
Retail	75,116	70,367	67,359	60,168	72,398	75,116	72,398
Subtotal External Clients	187,080	180,385	172,932	153,830	166,822	187,080	166,822
General Account	58,421	57,815	56,997	56,873	56,651	58,421	56,651
Total Client Assets (AUM)	245,501	238,200	229,929	210,703	223,473	245,501	223,473
Administration Only Assets (AUA)	56,179	53,241	51,971	46,969	49,257	56,179	49,257
Total AUM and AUA	301,680	291,441	281,900	257,672	272,730	301,680	272,730

Investment Advisory and Administrative Revenues (1)
External Clients
Institutional	72	69	65	65	65	272	259
Retail	54	51	50	57	58	212	223
Subtotal External Clients	126	121	115	123	124	485	481
General Account	29	29	29	29	28	116	113
Total Investment Advisory and Administrative Revenues (AUM)	155	150	144	152	152	601	594
Administration Only Fees	5	4	4	5	4	18	17
Total Investment Advisory and Administrative Revenues	160	154	148	157	156	619	611

Revenue Yield (bps) (1)(2)
External Clients
Institutional	26.0	25.6	25.7	27.5	27.8	26.2	28.6
Retail	30.1	29.9	30.9	33.5	33.5	30.6	33.3
Revenue Yield on External Clients	27.6	27.3	27.7	30.0	30.3	27.9	30.6
General Account	20.2	20.5	20.4	20.2	20.2	20.3	20.2
Revenue Yield on Client Assets (AUM)	25.8	25.6	25.9	27.5	27.7	26.1	27.9
Revenue Yield on Administration Only Assets (AUA)	3.7	3.5	3.3	4.3	3.4	3.5	3.4
Total Revenue Yield on AUM and AUA (bps)	21.8	21.6	21.7	23.3	23.2	21.9	23.2

Revenue Yield on Client Assets (AUM) - trailing twelve months	26.1	26.5	27.3	27.9	27.9	26.1	27.9

(1) Investment Advisory and Administrative Revenues and resulting Revenue Yields exclude any performance fees.
(2) Institutional and External Client revenue yields are expected to decline in 1Q 2021 due to changes in the underlying mix of external client assets, as a result of the closing of the Individual Life Transaction, however the revenue yield on Total Client Assets is expected to be materially the same.

Voya Financial	Page 24 of 44

Investment Management Account Rollforward by Source

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Institutional AUM:
Beginning of period AUM	110,019	105,573	93,662	94,424	92,912	94,424	85,918
Inflows	4,177	5,046	10,096	4,417	3,233	23,736	12,265
Outflows	(5,018)	(3,312)	(3,045)	(2,313)	(2,860)	(13,688)	(9,062)
Subtotal Investment Management Sourced Institutional Net Flows	(841)	1,734	7,051	2,104	373	10,048	3,203
Affiliate Sourced Institutional Inflows	864	600	694	1,674	610	3,832	2,850
Affiliate Sourced Institutional Outflows	(1,409)	(524)	(631)	(695)	(463)	(3,259)	(3,324)
Subtotal Affiliate Sourced Net Flows	(545)	76	63	979	147	573	(474)
Net flows- Institutional AUM	(1,386)	1,810	7,114	3,083	520	10,621	2,729
Net Money Market Flows	—	55	—	—	—	55	—
Change in Market Value	3,331	2,579	4,797	(3,845)	1,028	6,862	5,549
Other (Including Acquisitions / Divestitures) (1)	—	2	—	—	(36)	2	228
End of period AUM- Institutional	111,964	110,019	105,573	93,662	94,424	111,964	94,424
Organic Growth (Net Flows/Beginning of period AUM)	-1.3%	1.7%	7.6%	3.3%	0.6%	11.2%	3.2%
Market Growth %	3.0%	2.4%	5.1%	-4.1%	1.1%	7.3%	6.5%
Retail AUM:
Beginning of period AUM	70,367	67,359	60,168	72,398	68,014	72,398	61,257
Inflows	1,861	1,958	1,892	2,700	2,204	8,411	7,998
Outflows	(1,605)	(1,589)	(1,923)	(2,996)	(1,665)	(8,113)	(6,732)
Sub-advised Retail Net Flows	(5)	(21)	(12)	(148)	(130)	(186)	(521)
Subtotal Investment Management Sourced Retail Net Flows (2)	251	348	(43)	(444)	409	112	745
Affiliate Sourced Retail Inflows	501	623	559	770	627	2,453	2,527
Affiliate Sourced Retail Outflows	(1,804)	(962)	(804)	(1,235)	(882)	(4,805)	(3,401)
Subtotal Affiliate Sourced Retail Net Flows (2)	(1,303)	(339)	(245)	(465)	(255)	(2,352)	(874)
Variable Annuity Net Flows	(679)	(605)	(520)	(702)	(839)	(2,506)	(2,626)
Inflows from Sub-advisor Replacements	—	—	—	—	1,690	—	2,806
Net flows- Retail AUM	(1,731)	(596)	(808)	(1,611)	1,005	(4,746)	51
Net Money Market Flows	(1)	32	2	320	—	353	(133)
Change in Market Value	6,522	3,632	8,300	(10,077)	3,490	8,377	11,971
Other (Including Acquisitions / Divestitures) (1)	(41)	(61)	(303)	(862)	(111)	(1,267)	(748)
End of period AUM- Retail	75,116	70,367	67,359	60,168	72,398	75,115	72,398
Retail Organic Growth excluding Variable Annuity Net Flows and Sub-advisor Replacements (Net Flows / Beginning of period AUM)	-1.5%	—%	-0.5%	-1.3%	0.2%	-3.1%	-0.2%
Market Growth %	9.3%	5.4%	13.8%	-13.9%	5.1%	11.6%	19.5%
Total Investment Management Sourced Net Flows (2)	(590)	2,083	7,007	1,660	783	10,160	3,948
Affiliate Sourced Net Flows (2)	(1,847)	(264)	(182)	515	(109)	(1,778)	(1,348)
Variable Annuity Net Flows (1)	(679)	(605)	(520)	(702)	(839)	(2,506)	(2,626)
Inflows from Sub-advisor Replacements (3)	—	—	—	—	1,690	—	2,806
Total Net Flows	(3,116)	1,214	6,306	1,473	1,525	5,877	2,780
Net Flows excluding Variable Annuity Net Flows and Sub-advisor Replacements	(2,437)	1,819	6,826	2,175	674	8,383	2,600
Total External Clients Organic Growth (Net Flows (excludes VA and Sub-advisor Replacement) / Beginning of period AUM) (2)	-1.4%	1.1%	4.4%	1.3%	0.4%	5.0%	1.8%
(1) Includes Assets Under Management and Net Flows associated with the Variable Annuities business divested in June 2018.
(2) Affiliate Sourced Net Flows include Retirement distribution of Voya Investment Management retail funds.
(3) Reflects net flows mainly associated with outside managed funds.

Voya Financial	Page 25 of 44

Investment Management Account Value by Asset Type

	Balances as of
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Institutional
Equity	23,576	22,197	20,415	19,158	21,993
Fixed Income	88,388	87,822	85,158	74,504	72,431
Real Estate	—	—	—	—	—
Money Market	—	—	—	—	—
Total	111,964	110,019	105,573	93,662	94,424
Retail
Equity	45,310	41,285	39,667	34,182	44,567
Fixed Income	28,005	27,309	25,942	24,236	25,614
Real Estate	—	—	—	—	791
Money Market	1,801	1,773	1,750	1,750	1,426
Total	75,116	70,367	67,359	60,168	72,398
General Account
Equity	320	451	314	307	298
Fixed Income	56,855	56,254	55,505	55,544	55,126
Real Estate	—	—	—	—	—
Money Market	1,246	1,110	1,178	1,022	1,227
Total	58,421	57,815	56,997	56,873	56,651
Combined Asset Type
Equity	69,205	63,933	60,396	53,647	66,858
Fixed Income	173,249	171,384	166,605	154,284	153,171
Real Estate	—	—	—	—	791
Money Market	3,047	2,883	2,928	2,772	2,653
Total	245,501	238,200	229,929	210,703	223,473

Total Specialty Assets	73,279	72,064	69,973	69,523	69,827
% of Specialty Assets / Total AUM	29.9%	30.3%	30.4%	33.0%	31.2%

Total Retirement and Wealth Management Assets	109,592	105,757	101,306	95,781	103,535
% of Retirement and Wealth Management Assets / Total AUM	44.6%	44.4%	44.1%	45.5%	46.3%

Employee Benefits

Voya Financial	Page 27 of 44

Employee Benefits Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Sources of operating earnings before income taxes:
Gross investment income (normalized)	23	23	24	22	23	92	92
Investment expenses	(1)	(1)	(1)	(1)	(1)	(4)	(3)
Credited interest	(13)	(14)	(14)	(14)	(14)	(55)	(56)
Net margin	9	8	9	7	8	33	33
Other investment income (normalized)	4	6	4	7	5	21	22
Investment spread and other investment income (normalized)	13	14	13	14	13	54	55
Net underwriting gain (loss) and other revenue	143	149	145	164	145	601	564
Administrative expenses	(67)	(66)	(66)	(70)	(60)	(269)	(248)
Net commissions	(42)	(41)	(42)	(43)	(42)	(168)	(159)
DAC/VOBA and other intangibles amortization, excluding unlocking	(4)	(6)	(4)	(5)	(3)	(19)	(16)
Normalized adjusted operating earnings before income taxes	43	51	46	60	53	200	196
Prepayment fees and alternative investment income above (below) long-term expectations	7	6	(10)	1	2	4	3
DAC/VOBA and other intangibles unlocking	—	—	—	—	—	—	—
Adjusted operating earnings before income taxes	50	56	36	61	55	204	199
Adjusted Return on Capital (1)	30.2%	31.0%	31.7%	34.1%	31.0%	30.2%	31.0%

Group life:
Premiums	132	133	133	130	132	528	526
Benefits	(109)	(109)	(112)	(102)	(95)	(432)	(397)
Other (2)	(3)	(1)	(2)	(1)	(4)	(7)	(10)
Total Group life	20	23	19	27	33	89	119
Group Life Loss Ratio (Interest adjusted)	82.3%	81.9%	83.8%	78.1%	72.2%	81.8%	75.6%
Group stop loss:
Premiums	264	268	266	264	250	1,062	1,009
Benefits	(210)	(214)	(208)	(193)	(193)	(825)	(790)
Other (2)	(1)	(1)	(1)	(1)	(1)	(4)	(4)
Total Group stop loss	53	53	57	70	56	233	215
Stop loss Loss Ratio	79.6%	79.8%	78.1%	73.2%	77.2%	77.7%	78.4%
Voluntary Benefits, Disability, and Other	70	73	66	67	56	276	231

Net underwriting gain (loss) and other revenue
Premiums	512	516	519	515	481	2,062	1,936
Benefits	(364)	(364)	(374)	(349)	(331)	(1,451)	(1,357)
Other (2)	(5)	(2)	(3)	(2)	(5)	(12)	(14)
Total Net underwriting gain (loss) and other revenue	143	149	145	164	145	601	565
Total Aggregate Loss Ratio (1)	70.4%	69.7%	69.3%	69.1%	70.2%	70.4%	70.2%

(1) Adjusted Return on Capital and Total Aggregate Loss Ratio are calculated using Trailing twelve months.
(2) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.

Voya Financial	Page 28 of 44

Employee Benefits Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Sales by Product Line:
Group life and Disability	6	11	21	81	9	119	133
Stop loss	15	35	17	241	12	308	282
Voluntary	5	8	41	80	8	134	114
Total sales by product line	26	54	79	402	29	561	529

Total gross premiums and deposits	557	554	563	560	511	2,234	2,079

Annualized In-force Premiums by Product Line:
Group life and Disability	714	702	716	704	710	714	710
Stop loss	1,096	1,091	1,075	1,084	1,038	1,096	1,038
Voluntary	472	474	477	483	390	472	390
Total annualized in-force premiums	2,282	2,267	2,268	2,271	2,138	2,282	2,138

Assets Under Management by Fund Group
General account	1,821	1,864	1,856	1,767	1,782	1,821	1,782
Separate account	16	15	14	13	15	16	15
Total AUM	1,837	1,879	1,870	1,780	1,797	1,837	1,797

Corporate

Voya Financial	Page 30 of 44

Corporate Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Interest expense (excluding Preferred stock dividends) (1)	(44)	(43)	(44)	(43)	(43)	(174)	(176)
Preferred stock dividends	(4)	(14)	(4)	(14)	(4)	(36)	(28)
Amortization of intangibles	(2)	(6)	(8)	(9)	(9)	(25)	(35)
Other	(9)	9	13	11	(9)	24	(5)
Normalized adjusted operating earnings before income taxes	(59)	(54)	(43)	(55)	(65)	(211)	(244)
Individual Life transaction stranded costs (2)	(35)	(34)	(32)	(36)	(33)	(138)	(132)
Adjusted operating earnings before income taxes	(94)	(88)	(75)	(91)	(98)	(349)	(376)

(1) Includes interest expense related to intercompany loans and other operating expenses related to financing agreements.
(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment;  for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Investment Information

Voya Financial	Page 32 of 44

Portfolio Composition

	Balances as of
(in millions USD)	12/31/2020		9/30/2020		6/30/2020		3/31/2020		12/31/2019
Composition of Investment Portfolio	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Fixed maturities, available for sale, at fair value, after consolidation	43,569	76.6%	42,330	75.5%	40,938	73.7%	37,584	71.5%	39,663	74.0%
Fixed maturities, at fair value using the fair value option	3,011	5.3%	3,014	5.4%	3,098	5.6%	2,855	5.4%	2,707	5.0%
Equity securities, available for sale, at fair value	242	0.4%	371	0.7%	225	0.4%	176	0.3%	196	0.4%
Short-term investments	111	0.2%	70	0.1%	73	0.1%	80	0.2%	68	0.1%
Mortgage loans on real estate, net	6,741	11.9%	6,762	12.0%	6,830	12.3%	6,947	13.1%	6,878	12.8%
Policy loans	718	1.3%	735	1.3%	746	1.3%	763	1.5%	776	1.4%
Limited partnerships/corporations, before consolidation	1,709	N/M	1,637	N/M	1,540	N/M	1,619	N/M	1,625	N/M
CLO/VOEs Adjustments (1)	(233)	N/M	(254)	N/M	(164)	N/M	(276)	N/M	(335)	N/M
Limited partnerships/corporations, after consolidation	1,476	2.5%	1,383	2.5%	1,376	2.5%	1,343	2.6%	1,290	2.4%
Derivatives	215	0.4%	270	0.5%	809	1.5%	875	1.7%	316	0.6%
Other investments	319	0.6%	319	0.5%	319	0.6%	392	0.7%	385	0.7%
Securities pledged to creditors	449	0.8%	827	1.5%	1,122	2.0%	1,555	3.0%	1,408	2.6%
Total investments, after consolidation	56,851	100.0%	56,081	100.0%	55,536	100.0%	52,570	100.0%	53,687	100.0%
Fixed Maturity Securities - Security Sector (2)
U.S. Government agencies and authorities	1,573	3.3%	1,644	3.5%	1,647	3.6%	1,695	4.0%	1,477	3.4%
U.S. Corporate - Public	16,387	34.9%	15,689	34.2%	15,042	33.3%	13,956	33.2%	14,938	34.0%
U.S. Corporate - Private	6,446	13.7%	6,199	13.4%	6,219	13.8%	5,643	13.4%	6,035	13.8%
Foreign Government / Agency	742	1.5%	709	1.5%	689	1.5%	693	1.7%	693	1.6%
Foreign Corporate - Public	3,994	8.5%	3,865	8.4%	3,671	8.2%	3,313	7.9%	3,648	8.4%
Foreign Corporate - Private	4,646	9.9%	4,724	10.2%	4,653	10.3%	4,416	10.5%	4,831	11.0%
State, municipalities and political subdivisions	1,346	2.9%	1,353	2.9%	1,368	3.0%	1,315	3.1%	1,323	3.0%
CMO-B	3,688	7.8%	3,662	7.9%	3,887	8.6%	3,700	8.8%	3,433	7.7%
Agency	565	1.2%	616	1.3%	665	1.5%	954	2.3%	643	1.5%
Non-Agency (3)	1,407	3.0%	1,452	3.1%	1,429	3.2%	987	2.4%	1,164	2.7%
Total Residential mortgage-backed securities	5,660	12.0%	5,730	12.3%	5,981	13.3%	5,641	13.5%	5,240	11.9%
Commercial mortgage-backed securities	4,131	8.8%	4,203	9.1%	3,847	8.5%	3,484	8.3%	3,574	8.2%
Other asset-backed securities (3)	2,104	4.5%	2,055	4.5%	2,041	4.5%	1,838	4.4%	2,019	4.7%
Total fixed maturities, including securities pledged (4)	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%	43,778	100.0%
Fixed Maturity Securities - Contractual Maturity Dates, Due to mature:
Due in one year or less	1,239	2.6%	1,266	2.7%	1,281	2.8%	1,227	2.9%	1,120	2.6%
Due after one year through five years	5,431	11.6%	5,311	11.5%	5,259	11.6%	5,019	12.0%	5,638	12.9%
Due after five years through ten years	8,485	18.0%	8,529	18.5%	8,652	19.2%	8,117	19.3%	8,667	19.8%
Due after ten years	19,979	42.5%	19,077	41.3%	18,097	40.1%	16,668	39.7%	17,520	40.0%
CMO-B	3,688	7.8%	3,662	7.9%	3,887	8.6%	3,700	8.8%	3,433	7.7%
Mortgage-backed securities	6,103	13.0%	6,271	13.6%	5,941	13.2%	5,425	12.9%	5,381	12.4%
Other asset-backed securities (3)	2,104	4.5%	2,055	4.5%	2,041	4.5%	1,838	4.4%	2,019	4.6%
Total fixed maturities, including securities pledged (4)	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%	43,778	100.0%
Fixed Maturity Securities - NAIC Quality Designation
1	24,303	51.7%	24,651	53.4%	24,379	54.0%	23,284	55.4%	23,779	54.2%
2	20,444	43.4%	19,543	42.3%	18,747	41.5%	17,033	40.5%	18,149	41.5%
3	1,684	3.6%	1,367	3.0%	1,460	3.2%	1,249	3.0%	1,324	3.0%
4	482	1.0%	497	1.0%	445	1.0%	329	0.8%	378	0.9%
5	90	0.2%	81	0.2%	76	0.2%	75	0.2%	121	0.3%
6	26	0.1%	32	0.1%	51	0.1%	24	0.1%	27	0.1%
Total fixed maturities, including securities pledged (4) (5)	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%	43,778	100.0%
Fixed Maturity Securities - ARO Quality Rating
AAA	7,874	16.7%	8,075	17.5%	8,202	18.2%	8,022	19.1%	7,425	17.0%
AA	3,614	7.7%	3,669	7.9%	3,384	7.5%	3,143	7.5%	3,199	7.3%
A	12,014	25.5%	12,083	26.2%	12,153	26.9%	11,381	27.1%	11,803	27.0%
BBB	20,484	43.6%	19,512	42.3%	18,799	41.6%	17,154	40.8%	18,763	42.8%
BB	2,037	4.4%	1,810	3.9%	1,745	3.9%	1,492	3.6%	1,780	4.1%
B and below	1,006	2.1%	1,022	2.2%	875	1.9%	802	1.9%	808	1.8%
Total fixed maturities, including securities pledged (5)	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%	43,778	100.0%
(1) Adjustments include the elimination of intercompany transactions between the Company and its consolidated investment entities, primarily the elimination of the Company's equity at risk recorded as investments by the Company (before consolidation) against either equity (private equity and real estate partnership funds) or senior and subordinated debt (CLOs) of the funds.

(2) Fixed Maturity Securities includes fixed maturities available for sale, fixed maturities at fair value using the fair value option, and securities pledged to creditors.
(3) Subprime asset-backed securities are included as a component of Non-Agency RMBS under this presentation.
(4) Includes fixed maturities securities related to businesses exited through reinsurance where assets are retained on the Company's balance sheet.
(5) ARO ratings do not directly translate into NAIC ratings.

Voya Financial	Page 33 of 44

Portfolio Results

	Three Months Ended										Year-to-Date
(in millions USD)	12/31/2020		9/30/2020		6/30/2020		3/31/2020		12/31/2019		12/31/2020		12/31/2019

Operating investment income and annualized yield (1)	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield	Net Investment Income	Annualized Yield
Fixed maturity securities (2)	450	4.68%	453	4.78%	446	4.72%	451	4.82%	463	4.94%	1,800	4.75%	1,875	5.10%
Equity securities	4	7.80%	3	4.00%	3	5.39%	2	4.87%	3	7.15%	12	5.32%	8	4.52%
Mortgage loans	69	4.23%	70	4.22%	71	4.25%	72	4.28%	72	4.30%	282	4.25%	294	4.35%
Limited partnerships	146	41.68%	71	19.72%	(73)	(17.32)%	49	13.01%	51	13.58%	193	12.97%	152	10.59%
Policy loans	10	5.75%	11	6.05%	12	2.70%	10	5.60%	9	4.82%	43	4.37%	37	4.99%
Short-term investments	1	0.45%	1	0.30%	2	0.67%	3	0.78%	3	0.85%	7	0.55%	16	0.76%
Derivatives (2)	—	N/A	—	N/A	(2)	N/A	1	N/A	2	N/A	—	N/A	6	N/A
Prepayment fee income	17	0.14%	18	0.14%	4	0.03%	6	0.05%	29	0.24%	45	0.09%	63	0.09%
Other assets	4	N/A	54	N/A	(45)	N/A	13	N/A	6	N/A	26	N/A	32	N/A
Gross investment income before expenses and fees	701	5.79%	681	5.68%	418	3.36%	607	5.02%	638	5.27%	2,407	4.94%	2,483	5.12%
Expenses and fees	(29)	-0.25%	(28)	-0.24%	(31)	-0.25%	(28)	-0.24%	(33)	-0.28%	(116)	-0.24%	(113)	-0.21%
Total investment income and annualized yield	672	5.54%	653	5.44%	387	3.11%	579	4.78%	605	4.99%	2,291	4.70%	2,370	4.91%
Trading gains/losses (1)
Fixed maturities	35		3		39		(15)		2		62		36
Equity securities	—		—		(2)		2		1		—		(5)
Mortgage loans	(36)		17		(50)		(7)		—		(76)		1
Other investments	—		—		(1)		—		3		(1)		5
Total trading gains/losses	(1)		20		(14)		(20)		6		(15)		37
Impairments (1)
Fixed maturities	(1)		(10)		(50)		(20)		(28)		(81)		(61)
Equity securities	—		—		—		—		—		—		—
Mortgage loans	—		—		—		—		(2)		—		(4)
Other investments	—		—		—		—		—		—		—
Total impairments	(1)		(10)		(50)		(20)		(30)		(81)		(65)
Fair value adjustments (3)	(44)		(5)		89		155		(84)		195		197
Derivatives, including change in fair value of derivatives related to guaranteed benefits	100		38		64		(217)		37		(15)		(182)
Net realized investment gains (losses) and Net guaranteed benefit hedging gains (losses) (1)	57		43		88		(102)		(71)		86		(13)
Businesses exited through reinsurance (4)	35		23		79		(29)		9		108		158
Consolidation/eliminations (5)	—		11		30		17		33		58		111
Total investment income and realized capital gains (losses)	764		730		585		465		576		2,544		2,626

(1) Investment results related to businesses exited through reinsurance or divestment are excluded. Investment results related to businesses to be exited through reinsurance or divestment as part of the Life Transaction are included.

(2) Operating income from CMO-B portfolio assets, including derivatives, is included in fixed maturity securities.
(3) Fair value adjustments include adjustments related to CMO-B assets carried at fair value, among other income sources.
(4) Income related to reinsurance transactions, in which investment results are passed directly to the reinsurers pursuant to contracted terms of the reinsurance agreement.
(5) Includes i) the impact of consolidation of investment entities into the Consolidated Statements of Operations, net of the elimination of the Company's management fees expensed by the funds and recorded as operating revenues (before consolidation) by the Company, ii) the elimination of intersegment expenses, primarily consisting of asset-based management and administration fees charged by our Investment Management Segment, iii) and other intersegment eliminations.

Voya Financial	Page 34 of 44

Alternative Investment Income

	Three Months Ended					Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Retirement
Average alternative investments	880	852	897	883	834	878	758
Alternative investment income	80	62	(66)	31	27	107	84
Investment Management
Average alternative investments	262	242	214	230	229	237	223
Alternative investment income	18	16	(22)	3	3	15	13
Employee Benefits
Average alternative investments	100	100	100	95	92	99	86
Alternative investment income	9	7	(7)	3	3	13	10

The table above excludes alternative investments and income that are a component of Income (loss) from discontinued operations, net of tax, businesses exited or to be exited, and alternative investments.

Reconciliations

Voya Financial	Page 36 of 44

Reconciliation of Consolidated Statements of Operations

	Three Months Ended							Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020		3/31/2020	12/31/2019		12/31/2020	12/31/2019

Revenues
Net investment income	825	800	586		698	735		2,909	2,792
Fee income	550	507	464	R	505	510		2,026	1,969
Premiums	597	604	607		608	556		2,416	2,273
Net realized capital gains (losses)	(61)	(70)	(1)		(233)	(159)		(365)	(164)	R
Other revenues	146	90	81		92	140		409	457	R
Income (loss) related to consolidated investment entities	167	140	(68)		15	28		254	143
Total revenues	2,224	2,071	1,669	R	1,685	1,810		7,649	7,470	R

Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(923)	(1,299)	(997)		(882)	(863)	R	(4,101)	(3,744)	R
Operating expenses	(741)	(630)	(643)		(640)	(767)		(2,654)	(2,743)	R
Net amortization of DAC/VOBA	(16)	(241)	(19)		(76)	(49)	R	(352)	(182)	R
Interest expense	(39)	(40)	(40)		(40)	(41)		(159)	(176)
Operating expenses related to consolidated investment entities	(10)	(6)	(12)		(3)	(11)		(31)	(46)
Total benefits and expenses	(1,729)	(2,216)	(1,711)		(1,641)	(1,731)	R	(7,297)	(6,891)	R
Income (loss) from continuing operations before income taxes	495	(145)	(42)	R	44	79	R	352	579	R
Less:
Net investment gains (losses) and related charges and adjustments	(41)	29	42		(8)	(47)		22	25
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	58	16	38		(89)	8		22	(14)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	46	(342)	(55)		9	18		(342)	98
Income (loss) attributable to noncontrolling interests	124	106	(79)		6	6		157	50
Income (loss) on early extinguishment of debt	—	—	—		—	—		—	(12)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	2	—	—		—	(63)		2	3
Dividend payments made to preferred shareholders	4	14	4		14	4		36	28
Other adjustments	(2)	(8)	(9)	R	(22)	(26)	R	(41)	(189)	R
Adjusted operating earnings before income taxes	304	40	17		134	178		495	591
R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 37 of 44

Reconciliation of Adjusted Operating Revenues

	Three Months Ended						Year-to-Date
(in millions USD)	12/31/2020	9/30/2020	6/30/2020		3/31/2020	12/31/2019	12/31/2020	12/31/2019

Total revenues	2,224	2,071	1,669	R	1,685	1,810	7,649	7,470	R

Less Adjustments
Net realized investment gains (losses) and related charges and adjustments	(47)	27	41		(8)	(53)	13	18
Gain (loss) on change in fair value of derivatives related to guaranteed benefits	58	16	38		(90)	8	22	(13)
Revenues (losses) related to business exited or to be exited through reinsurance or divestment	419	399	332		344	315	1,494	1,531
Revenues (loss) attributable to noncontrolling interests	156	116	(66)		9	21	215	109
Other adjustments	99	80	99	R	33	98	310	315	R
Total adjusted operating revenues	1,539	1,434	1,225		1,397	1,421	5,595	5,510

Adjusted operating revenues by segment
Retirement	763	718	559		677	701	2,717	2,712
Investment Management	235	173	129		166	197	702	675
Employee Benefits	540	541	530		543	500	2,155	2,026
Corporate	1	2	7		11	23	21	97
Total adjusted operating revenues	1,539	1,434	1,225		1,397	1,421	5,595	5,510

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 38 of 44

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Retirement
Adjusted operating earnings before income taxes	443	347	440	583	588
Less:
DAC/VOBA and other intangibles unlocking	(149)	(189)	(46)	(50)	(30)
Adjusted Operating Earnings - excluding Unlocking before interest	592	536	486	633	618
Income tax expense	79	64	46	75	71
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	513	472	440	558	547

Adjusted Operating effective tax rate, excluding Unlocking (2)	16.1%	15.2%	(19.4)%	13.0%	12.5%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	13.4%	11.9%	9.4%	11.9%	11.5%
Average Capital	3,937	3,993	4,054	4,094	4,130
Ending Capital	3,937	3,795	3,909	4,014	4,119
Adjusted Return on Capital	13.0%	11.8%	10.9%	13.6%	13.2%

Investment Management
Adjusted Operating Earnings - excluding Unlocking before interest	197	166	165	186	180
Income tax expense	41	35	35	39	38
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	156	131	130	147	142

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	332	321	315	311	307
Ending Capital	373	340	323	321	316
Adjusted Return on Capital	47.6%	40.7%	41.0%	47.1%	46.2%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Retirement segment.

Voya Financial	Page 39 of 44

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Employee Benefits
Adjusted operating earnings before income taxes	204	208	209	222	199
Less:
DAC/VOBA and other intangibles unlocking	—	—	—	—	—
Adjusted Operating Earnings - excluding Unlocking before interest	204	208	209	222	199
Income tax expense	43	44	44	47	42
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	161	164	165	175	157

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	533	546	522	515	507
Ending Capital	514	543	549	523	519
Adjusted Return on Capital	30.2%	31.0%	31.7%	34.1%	31.0%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding Unlocking, less the estimated benefit of the dividends received deduction in our Retirement segment.

Voya Financial	Page 40 of 44

Prepayments and Alternative Income Above (Below) Long-Term Expectations

	Three Months Ended					Twelve Months Ended
(in millions USD)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Prepayments Above (Below) Long-term Expectations (1)
Retirement	4	2	(7)	(4)	12	(5)	17
Investment Management	—	—	—	—	—	—	—
Employee Benefits	—	1	(1)	—	1	—	1
Total	4	3	(8)	(4)	13	(5)	18

Alternatives Above (Below) Long-term Expectations (1)
Retirement	59	43	(85)	11	9	28	15
Investment Management	12	11	(27)	(2)	(2)	(6)	(7)
Employee Benefits	7	5	(9)	1	1	4	2
Total	78	59	(121)	10	8	26	10

Prepayments and Alternative Income Above (Below) Long-Term Expectations (1)
Retirement	64	45	(92)	7	21	24	32
Investment Management	12	11	(27)	(2)	(2)	(6)	(7)
Employee Benefits	7	6	(10)	1	2	4	3
Total	83	61	(129)	6	21	22	28

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.

Voya Financial	Page 41 of 44

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Three Months Ended
(in millions except per share in whole dollars)	12/31/2020			9/30/2020			6/30/2020				3/31/2020				12/31/2019
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)		Pre-tax	After-tax	Per share (1)		Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		$341	$2.57		$(333)	$(2.64)		$(66)	$(0.51)	R		$(100)	$(0.73)	R		$(799)	$(5.62)	R
Plus: Net income (loss) attributable to noncontrolling interest		124	0.93		106	0.84		(79)	(0.61)			6	0.04			6	0.04
Less: Preferred stock dividends		(4)	(0.03)		(14)	(0.11)		(4)	(0.03)			(14)	(0.10)			(4)	(0.03)
Less: Income (loss) from discontinued operations		28	0.21		(140)	(1.11)		(93)	(0.72)			(130)	(0.94)	R		(1,126)	(7.91)	R
Income (loss) from continuing operations	495	441	3.33	(145)	(73)	(0.58)	(42)	(48)	(0.37)	R	44	50	0.36		79	337	2.36	R
Less:
Net investment gains (losses) and related charges and adjustments	(41)	(32)	(0.24)	29	23	0.18	42	34	0.26		(8)	(6)	(0.05)		(47)	(37)	(0.26)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	58	46	0.35	16	12	0.10	38	30	0.23		(89)	(70)	(0.51)		8	6	0.05
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	46	36	0.27	(342)	(270)	(2.09)	(55)	(43)	(0.34)		9	7	0.05		18	14	0.10
Net income (loss) attributable to noncontrolling interest	124	124	0.93	106	106	0.84	(79)	(79)	(0.61)		6	6	0.04		6	6	0.04
Income (loss) on early extinguishment of debt	—	—	—	—	—	—	—	—	—		—	—	—		—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	2	2	0.01	—	—	—	—	—	—		—	—	—		(63)	(50)	(0.35)
Dividend payments made to preferred shareholders	4	4	0.03	14	14	0.11	4	4	0.03		14	14	0.10		4	4	0.03
Other adjustments	(2)	11	0.08	(8)	2	0.02	(9)	(13)	(0.10)	R	(22)	(15)	(0.11)		(26)	241	1.69	R
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	(0.03)	—	—	—		—	—	—		—	—	—
Adjusted operating earnings	304	251	1.90	40	39	0.30	17	20	0.15		134	115	0.83		178	153	1.07
Less:
DAC, VOBA and other intangibles unlocking	30	24	0.18	(172)	(136)	(1.05)	9	7	0.05		(16)	(13)	(0.09)		(10)	(8)	(0.06)
Prepayment fees and alternative investment income above (below) long-term expectations	83	66	0.49	61	48	0.37	(129)	(102)	(0.79)		6	5	0.04		21	17	0.12
Individual Life transaction stranded costs	(35)	(28)	(0.21)	(34)	(27)	(0.21)	(32)	(25)	(0.20)		(36)	(28)	(0.21)		(33)	(26)	(0.18)
Normalized adjusted operating earnings	227	190	1.44	185	154	1.19	169	140	1.09		180	151	1.10		199	170	1.19

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 42 of 44

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Twelve months ended
(in millions except per share in whole dollars)	12/31/2020			12/31/2019
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		$(158)	$(1.20)		$(391)	$(2.66)	R
Plus: Net income (loss) attributable to noncontrolling interest		157	1.19		50	0.34
Less: Preferred stock dividends		(36)	(0.27)		(28)	(0.19)
Less: Income (loss) from discontinued operations		(335)	(2.54)		(1,108)	(7.55)	R
Income (loss) from continuing operations	352	370	2.81	579	795	5.42	R
Less:
Net investment gains (losses) and related charges and adjustments	22	18	0.13	25	20	0.14
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	22	17	0.13	(14)	(11)	(0.07)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(342)	(270)	(2.05)	98	78	0.53
Net income (loss) attributable to noncontrolling interest	157	157	1.19	50	50	0.34
Income (loss) on early extinguishment of debt	—	—	—	(12)	(10)	(0.07)
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	2	2	0.01	3	2	0.02
Dividend payments made to preferred shareholders	36	36	0.27	28	28	0.19
Other adjustments	(41)	(15)	(0.11)	(189)	125	0.85	R
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	—
Adjusted operating earnings	495	425	3.22	591	514	3.50
Less:
DAC, VOBA and other intangibles unlocking	(149)	(118)	(0.89)	(30)	(24)	(0.16)
Prepayment fees and alternative investment income above (below) long-term expectations	22	17	0.13	28	22	0.15
Individual Life transaction stranded costs	(138)	(109)	(0.82)	(132)	(104)	(0.71)
Normalized adjusted operating earnings	760	635	4.81	724	619	4.22

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 43 of 44

Reconciliation of Book Value Per Common Share, Excluding AOCI

	Three Months Ended or As of									Year-to-Date or As of
(in whole dollars)	12/31/2020	9/30/2020	R	6/30/2020	R	3/31/2020	R	12/31/2019	R	12/31/2020	12/31/2019	R
Book value per common share, including AOCI	77.56	71.15		70.34		53.52		65.96		77.56	65.96
Per share impact of AOCI	(39.85)	(35.52)		(32.03)		(14.61)		(25.18)		(39.85)	(25.18)
Book value per common share, excluding AOCI	37.71	35.63		38.31		38.91		40.79		37.71	40.79

Debt to capital	22.9%	24.1%		24.3%		29.3%		24.6%		22.9%	24.6%
Capital impact of AOCI	13.6%	13.2%		11.6%		6.3%		9.0%		13.6%	9.0%
Impact of 25% equity treatment afforded to subordinate debt	-3.3%	-3.3%		-3.3%		-3.3%		-3.0%		-3.3%	-3.0%
Adjusted Debt to capital as previously reported	33.2%	34.0%		32.6%		32.3%		30.6%		33.2%	30.6%

Debt to capital	22.9%	24.1%		24.3%		29.3%		24.6%		22.9%	24.6%
Capital impact of adding non-controlling interest	-1.7%	-1.9%		-1.5%		-2.4%		-1.7%		-1.7%	-1.7%
Impact of adding other financial obligations and treatment of preferred stock (1)	6.7%	7.3%		7.7%		8.7%		7.7%		6.7%	7.5%
Adjusted Debt to capital	27.9%	29.5%		30.5%		35.6%		30.6%		27.9%	30.6%

Reconciliation of shares used in Normalized adjusted operating earnings per common share (Diluted)
Weighted-average common shares outstanding - Basic	126.3	126.3		126.2		130.9		134.7		127.4	141.0
Dilutive effect of warrants	3.0	—		—		2.9		3.7		1.7	2.1
Other dilutive effects (2)	3.1	—		2.1		3.6		4.0		2.8	3.9
Weighted-average common shares outstanding - Diluted	132.4	126.3		128.3		137.4		142.4		131.9	147.0
Dilutive effect of the exercise or issuance of stock-based awards (3)	—	3.2		—		—		—		—	—
Weighted average common shares outstanding - Adjusted Diluted (3)	132.4	129.5		128.3		137.4		142.4		131.9	147.0

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.
(2) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(3) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 44 of 44

Reconciliation of Investment Management Normalized Adjusted Operating Margin, Excluding Investment Capital

	Three Months Ended			Twelve Months Ended
(in millions USD, unless otherwise indicated)	12/31/2020	9/30/2020	12/31/2019	12/31/2020	9/30/2020	12/31/2019

Adjusted operating revenues	235	173	197	702	665	675
Adjusted operating expenses	(145)	(126)	(138)	(506)	(499)	(495)
Adjusted operating earnings before income taxes	90	47	59	197	166	180
Adjusted operating margin	38.3%	27.3%	29.9%	28.0%	24.9%	26.6%

Adjusted operating revenues	235	173	197	702	665	675
Less:
Investment Capital Results	18	16	3	15	—	13
Adjusted operating revenues excluding Investment Capital	217	157	194	687	665	662
Adjusted operating expenses	(145)	(126)	(138)	(506)	(499)	(495)
Adjusted operating earnings excluding Investment Capital	72	31	56	181	166	167
Adjusted operating margin excluding Investment Capital	33.2%	19.7%	28.8%	26.3%	24.8%	25.1%

Adjusted operating revenues	235	173	197	702	665	675
Less:
Investment Capital Results above (below) long-term expectations	12	11	(2)	(6)	(20)	(7)
Normalized adjusted operating revenues	223	162	199	708	685	682
Adjusted operating expenses	(145)	(126)	(138)	(506)	(499)	(495)
Normalized adjusted operating earnings	78	36	61	203	185	186
Normalized adjusted operating margin	35.0%	22.4%	30.7%	28.5%	27.0%	27.4%